Exhibit 23.1

Onestop Assurance PAC
Co. Registration No.: 201823302D
10 Anson Road #21-14
International Plaza
Singapore, 079903
Email: audit@onestop-audit.com
Website: www.onestop-audit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-8 of Robo.ai Inc. (formerly known as NWTN Inc.) of our report dated April 30, 2026, relating to the consolidated financial statements of Robo.ai Inc for the financial year ended December 31, 2025.

/s/ OneStop Assurance PAC

Singapore

August 25, 2026